Exhibit 99.2
One Horizon Group Prices $3,000,000 Public Offering of Common Stock and Warrants

LIMERICK, IRELAND, August 4, 2015 (GLOBE NEWSWIRE) – One Horizon Group, Inc. (Nasdaq:OHGI) ("One Horizon" or the "Company"), announced today the pricing of an underwritten public offering of 1,714,286 shares of common stock and warrants to purchase up to an aggregate of 857,143 shares of its common stock at a combined offering price of $1.75 per share and accompanying warrant. The warrants will have a per share exercise price of $2.50, are exercisable immediately and will expire three years from the date of issuance. The gross proceeds to One Horizon from this offering are expected to be approximately $3,000,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company has granted the underwriter a 45-day option to purchase up to an aggregate of 257,142 additional shares of its common stock and/or 128,571 additional warrants to cover over-allotments, if any. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.  The offering is expected to close on or about August 10, 2015, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as sole book-running manager for the offering.

TriPoint Global Equities, LLC is the financial advisor to One Horizon.

The offering is being made pursuant to a shelf registration statement that the Company previously filed with the Securities and Exchange Commission (SEC) and which became effective on July 6, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC.  Electronic copies of the preliminary prospectus supplement and, when available, electronic copies of the final prospectus supplement and accompanying prospectus relating to this offering may be obtained from the SEC's website at http://www.sec.gov or from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About One Horizon Group, Inc.

One Horizon Group, Inc., through its subsidiaries, develops and licenses software solutions to telecommunications operators in Europe, Asia, the Russian Federation, and the United States. The company develops Horizon platform, a bandwidth-efficient voice over Internet protocol platform for smart phones and tablets; and provides optimized data applications, including multi-media messaging and mobile advertising. It also licenses its software solutions to telecommunications network operators and service providers in the mobile, fixed line, cable TV, and satellite communications markets; and provides software maintenance services. The company is based in Limerick, Ireland.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the timing and success of the proposed public offering. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, among others, the uncertainties related to market conditions, the completion of the public offering on the anticipated terms or at all, the final terms of the proposed offering, and the satisfaction of customary closing conditions related to the proposed public offering. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the factors described under the heading, “Item 1A.  Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on April 1, 2015 and those described in the Company's other periodic filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements.

CONTACT: MZ North America
 Ted Haberfield
 President
 Tel: +1-760-755-2716
 Email: Email Contact
 www.mzgroup.us[Missing Graphic Reference]